Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2005, relating to the consolidated financial statements and financial statement schedule of GraphOn Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ Macias Gini & Company LLP
Macias Gini & Company LLP
Sacramento, California

May 9, 2005

                         CONSENT OF INDEPENDENT AUDITOR



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 17, 2005, relating to the financial statements of Network Engineering Software, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ Macias Gini & Company LLP
Macias Gini & Company LLP
Sacramento, California

May 9, 2005